Exhibit 99.1

Argan, Inc. Reports First Quarter Results

June 8, 2015 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) today announced financial results for its first quarter ended April 30, 2015.

First Quarter Highlights:

•	Revenues of $85 million for our first quarter compared to $51 million for last year’s first quarter.

•	Net income attributable to our stockholders of $7.5 million vs. $3.5 million for last year’s first quarter.

•	Diluted earnings per share of $0.50 vs. $0.24 for the prior year quarter.

•	Cash, cash equivalents and short-term investments of $331 million at current quarter-end.

•	EBITDA attributable to our stockholders was $12.5 million, a 125% increase over the prior year quarter.

Our strong and steady performance on two large gas-fired power plant projects enhanced our operating results for the current quarter. As a result, revenues of $85 million increased 67% over the same period last year and our gross profit margin percentage increased from 20% for the quarter ended April 30, 2014 to 25% for the current quarter. Our subsidiary, Gemma Power Systems, contributed 97% to total consolidated revenues and gross profit for the current quarter.

Income from operations for the first quarter of the current year was $15.6 million compared to income from operations of $6.7 million for the quarter ended April 30, 2014. SG&A remained stable at approximately 7% of revenues for the quarters ended April 30, 2015 and 2014. Net income attributable to the stockholders of Argan, Inc. for the first quarter was $7.5 million, or $0.50 per diluted share, compared with $3.5 million, or $0.24 per diluted share a year ago.

Consolidated EBITDA attributable to the stockholders of Argan, Inc. was $12.5 million for the quarter ended April 30, 2015, a 125% increase over the same period last year.

Contract backlog declined to $347 million as of April 30, 2015 from $423 million as of January 31, 2015, as progress continued on the two Panda gas-fired power plant projects in Pennsylvania.

Commenting on Argan’s first quarter results, Rainer Bosselmann, Chairman and Chief Executive Officer, stated, “Our ability to increase revenues, while maintaining strong gross margins, is a testament to our strength in execution. While the amount of our booked business declined during the current quarter, we are seeing a significant level of bids outstanding with both new and repeat clients.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include single and combined cycle natural gas-fired power plants as well as alternative energy facilities including biodiesel, ethanol, and those powered by renewable energy sources such as wind and solar. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of our power industry services business. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:

Rainer Bosselmann	Cynthia Flanders

301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended April 30,
	2015	2014
REVENUES
Power industry services	$82,884,000	$49,824,000
Telecommunications infrastructure services	2,604,000	1,367,000

Revenues	85,488,000	51,191,000

COST OF REVENUES
Power industry services	62,379,000	40,049,000
Telecommunications infrastructure services	1,942,000	1,091,000

Cost of revenues	64,321,000	41,140,000

GROSS PROFIT	21,167,000	10,051,000
Selling, general and administrative expenses	5,540,000	3,379,000

INCOME FROM OPERATIONS	15,627,000	6,672,000
Other income, net	85,000	22,000

INCOME BEFORE INCOME TAXES	15,712,000	6,694,000
Income tax expense	4,861,000	1,894,000

NET INCOME	10,851,000	4,800,000
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,348,000	1,325,000

NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$7,503,000	$3,475,000

NET INCOME PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$0.51	$0.24

Diluted	$0.50	$0.24

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,637,000	14,299,000

Diluted	14,864,000	14,683,000

ARGAN, INC. AND SUBSIDIARIES

RECONCILIATIONS TO EBITDA

(Unaudited)

Consolidated Operations

	Three Months Ended April 30,
	2015	2014
Net income, as reported	$10,851,000	$4,800,000
Net income attributable to noncontrolling interests	(3,348,000)	(1,325,000)
Interest expense	(68,000)	—
Income tax expense	4,903,000	1,894,000
Depreciation	119,000	142,000
Amortization of purchased intangible assets	60,000	60,000

EBITDA attributable to the stockholders of Argan, Inc.	$12,517,000	$5,571,000

Power Industry Services

	Three Months Ended April 30,
	2015	2014
Income before income taxes	$17,001,000	$8,009,000
Income before income taxes attributable to noncontrolling interests	(3,306,000)	(1,325,000)
Interest expense	(68,000)	—
Depreciation	75,000	96,000
Amortization of purchased intangible assets	60,000	60,000

EBITDA attributable to the stockholders of Argan, Inc.	$13,762,000	$6,840,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30, 2015	January 31, 2015
	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$274,528,000	$333,691,000
Short-term investments	56,017,000	—
Accounts receivable, net of allowance for doubtful accounts	34,500,000	27,330,000
Costs and estimated earnings in excess of billings	595,000	455,000
Notes receivable and accrued interest	2,025,000	1,786,000
Prepaid expenses and other current assets	4,340,000	1,092,000

TOTAL CURRENT ASSETS	372,005,000	364,354,000
Property, plant and equipment, net of accumulated depreciation	7,606,000	6,518,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	1,785,000	1,845,000

TOTAL ASSETS	$399,872,000	$391,193,000

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$29,914,000	$37,691,000
Accrued expenses	19,061,000	15,976,000
Billings in excess of costs and estimated earnings	162,973,000	161,564,000
Deferred income tax liabilities	462,000	201,000

TOTAL CURRENT LIABILITIES	212,410,000	215,432,000
Deferred income tax liabilities	419,000	809,000

TOTAL LIABILITIES	212,829,000	216,241,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 14,672,184 and 14,634,434 shares issued at April 30 and January 31, 2015, respectively; 14,668,951 and 14,631,201 shares outstanding at April 30 and January 31, 2015, respectively	2,201,000	2,195,000
Additional paid-in capital	110,930,000	109,696,000
Retained earnings	81,117,000	73,614,000
Treasury stock, at cost – 3,233 shares at April 30 and January 31, 2015	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	194,215,000	185,472,000
Noncontrolling interests	(7,172,000)	(10,520,000)

TOTAL EQUITY	187,043,000	174,952,000

TOTAL LIABILITIES AND EQUITY	$399,872,000	$391,193,000

Note 1 – The condensed consolidated balance sheet as of January 31, 2015 has been derived from audited consolidated financial statements.